UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): September 15, 2009

Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-7 The Woodlands, Texas 77380 (Address of principal executive offices and zip code)

(281) 719-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2009, Repros Therapeutics Inc. (the “Company”) received a second letter from The Nasdaq Stock Market advising that, in addition to the deficiencies previously disclosed on August 17, 2009, the Company’s market value of publicly held shares was below the minimum $15,000,000 requirement for continued listing on the Nasdaq Global Market by Listing Rule 5450(b)(2)(C) or 5450(b)(3)(C).  The Company is provided 90 calendar days, or until December 14, 2009, to regain compliance, at which time the Company’s securities will be delisted from such market unless the Company’s market value of publicly held shares is $15,000,000 or more for a minimum of 10 consecutive business days.  The Company is still required to regain compliance with the maintenance requirements set forth in the prior notice it received by November 5, 2009.  The letter also suggested that the Company consider applying for transfer of its securities to the Nasdaq Capital Market, which has substantially lower listing requirements.  The Company is considering its options at this time and intends to take whatever actions it can to best protect shareholder value; however, there can be no assurance that the Company’s securities will continue to be traded on any of The Nasdaq Stock Market trading markets.

A copy of the Company’s press release announcing receipt of such notice from The Nasdaq Stock Market is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2009, the Company and Louis Ploth, Jr. agreed that Mr. Ploth will no longer serve as Chief Financial Officer of the Company.  Effective August 31, 2009, Mr. Ploth has taken a leave of absence due to medical reasons through February 28, 2010.  Mr. Ploth will continue to be treated as an employee of the Company until such date, at which time his employment with the Company will be terminated.

Pursuant to Mr. Ploth’s Amended and Restated Employment Agreement dated December 23, 2005, the Company will continue to pay Mr. Ploth his current base salary for a period of six months from August 31, 2009.  During such six-month period, Mr. Ploth will continue to be eligible to receive all benefits to which employees of the Company are entitled to receive.

The Company has begun a search for a Chief Financial Officer to fill the vacancy created by Mr. Ploth’s departure.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
99.1	Press Release dated September 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.

Date: September 21, 2009	By:	/s/ Joseph S. Podolski
Joseph S. Podolski
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated September 21, 2009